Exhibit 20.2



                          FIRST MEDICAL RESOURCES CORP.
                                455 Market Street
                                   Suite 1220
                          San Francisco, CA 94105-2441





May 23, 2003


Ms. Hilda Garrett
Securities and Exchange Commission
450 5th Street NW
MS 3-4
Washington, DC 20549

RE:  File No. 0-49612

Dear Ms. Garrett:

In follow up to our telephone conversation of this past Tuesday, we are in agreement with the contents of your letter dated May 1, 2003. Although we very much want to reply in a positive way to your findings, we do not have sufficient cash on hand to pay for either the audit of First Medical Resources as of October 8, 2003 (the date of the reverse merger into WDO Corp, with FMRC being the surviving corporation) or to restate the existing audit as a reverse merger. We are attempting to raise additional capital at this time, and would hope that we could comply with your request no later than August 31st.

Please contact me at either 415-543-1474 or ldavis@firstmedicalresources.com.


Very truly yours,

/s/ Lawrence M. Davis
---------------------
    Lawrence M. Davis
Chief Financial Officer and Secretary